AMENDED AND RESTATED BYLAWS
OF
CIRRUS LOGIC, INC.
(a Delaware corporation)
1

AMENDED AND RESTATED BYLAWS OF
CIRRUS LOGIC, INC.
(a Delaware corporation) TABLE OF CONTENTS
ARTICLE I CORPORATE OFFICES    1
1.1REGISTERED OFFICE    1
1.2OTHER OFFICES    1
ARTICLE II MEETINGS OF STOCKHOLDERS    1
2.1PLACE OF MEETINGS    1
2.2ANNUAL MEETING    1
2.3SPECIAL MEETING    2
2.4NOTICE OF STOCKHOLDERS’ MEETINGS    2
2.5ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS    3
2.6MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE    7
2.7QUORUM; REQUIRED VOTE    8
2.8ADJOURNED MEETING: NOTICE    8
2.9VOTING    8
2.10WAIVER OF NOTICE    9
2.11RECORD DATE FOR STOCKHOLDER NOTICE: ANNUAL OR
SPECIAL MEETING    9
2.12PROXIES    9
2.13ORGANIZATION    10
2.14LIST OF STOCKHOLDERS ENTITLED TO VOTE    10
2.15PROXY ACCESS    10
ARTICLE III DIRECTORS    19
3.1POWERS    20
3.2NUMBER OF DIRECTORS    20
3.3ELECTION AND TERM OF OFFICE OF DIRECTORS    20
3.4RESIGNATION AND VACANCIES    20
3.5PLACE OF MEETINGS; MEETINGS BY TELEPHONE    20
3.6REGULAR MEETINGS    21
3.7SPECIAL MEETINGS: NOTICE    21
3.8QUORUM    21
3.9WAIVER OF NOTICE    21
3.10ADJOURNMENT    22
3.11NOTICE OF ADJOURNMENT    22
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3.12BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING    22
3.13FEES AND COMPENSATION OF DIRECTORS    22
3.14CHAIR OF THE BOARD    22
ARTICLE IV COMMITTEES    23
4.1COMMITTEES OF DIRECTORS    23
4.2MEETINGS AND ACTION OF COMMITTEES    23
4.3COMMITTEE MINUTES    23
ARTICLE V OFFICERS    23
5.1OFFICERS    23
5.2ELECTION OF OFFICERS    24
5.3OTHER OFFICERS    24
5.4REMOVAL AND RESIGNATION OF OFFICERS    24
5.5VACANCIES IN OFFICES    24
5.6CHAIR OF THE BOARD    24
5.7CHIEF EXECUTIVE OFFICER AND PRESIDENT    25
5.8VICE PRESIDENTS    25
5.9SECRETARY    25
5.10CHIEF FINANCIAL OFFICER    26
ARTICLE VI FORUM FOR ADJUDICATION OF DISPUTES    26
ARTICLE VII INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
AND OTHER AGENTS    27
7.1INDEMNIFICATION OF DIRECTORS AND OFFICERS    27
7.2INDEMNIFICATION OF OTHERS    28
7.3INSURANCE    28
ARTICLE VIII RECORDS AND REPORTS    28
8.1MAINTENANCE AND INSPECTION OF RECORDS    28
8.2INSPECTION BY DIRECTORS    28
8.3REPRESENTATION OF SHARES OF OTHER CORPORATIONS    29
8.4CERTIFICATION AND INSPECTION OF BYLAWS    29
ARTICLE IX GENERAL MATTERS    29
9.1RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND
VOTING    29
9.2FISCAL YEAR    29
9.3CHECKS: DRAFTS: EVIDENCES OF INDEBTEDNESS    29
9.4CORPORATE CONTRACTS AND INSTRUMENTS: HOW
EXECUTED    30
9.5STOCK CERTIFICATES, TRANSFER    30
9.6LOST CERTIFICATES    30
9.7TRANSFER AGENTS AND REGISTRARS    31
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9.8ELECTRONIC TRANSMISSION    31
9.9CONSTRUCTION: DEFINITIONS    31
ARTICLE X AMENDMENTS    31
iii

AMENDED AND RESTATED BYLAWS
OF
CIRRUS LOGIC, INC.
(a Delaware corporation)
ARTICLE I CORPORATE OFFICES
1.1REGISTERED OFFICE.

The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation.

1.2OTHER OFFICES.
The board of directors may at any time establish branch or subordinate offices at any place or places as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II MEETINGS OF STOCKHOLDERS

2.1PLACE OF MEETINGS.
Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized in the General Corporation Law of Delaware.
2.2ANNUAL MEETING.

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors.

At any annual meeting of the stockholders, only such nominations of persons for election to the board of directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (a) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly made at the annual meeting, by or at the direction of the board of directors or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the corporation in accordance with these bylaws.

For nominations of persons for election to the board of directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the board of directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in Section 2.5 of these bylaws as to such business or nomination. In addition, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Corporation both at the time of giving notice provided for in Section 2.5 of these bylaws and at the time of the annual meeting. The immediately preceding sentences shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

2.3SPECIAL MEETING.

A special meeting of the stockholders may be called at any time by the board of directors, the chair of the board or the chief executive officer. No other person or persons are permitted to call a special meeting. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (a) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or (b) otherwise properly brought before the special meeting, by or at the direction of the board of directors.

Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these bylaws as to such nomination. In addition, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Corporation both at the time of giving notice provided for in Section 2.5 of these bylaws and at the time of the special meeting.

2.4NOTICE OF STOCKHOLDERS’ MEETINGS.
All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and (a) in the case of a special meeting, the purpose or purposes for which the meeting is called or (b) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board of directors intends to present for election.

2.5ADVANCE    NOTICE    OF    STOCKHOLDER    NOMINEES    AND STOCKHOLDER BUSINESS.

Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation,

(a)nominations for the election of directors, and

(b)business proposed to be brought before any stockholder meeting may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice to the secretary of the corporation in proper written form of their intent to make such nomination or nominations or to propose such business. To be timely, such stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation: (i) in the case of an annual meeting of stockholders, not less than ninety (90) days and not later than one hundred twenty (120) days in advance of the first anniversary date of the previous year`s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not less than ninety (90) days nor more than one hundred twenty (120) days prior to such annual meeting date or, if the public disclosure of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public disclosure of the date of such meeting was made and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting was made. In no event shall any adjournment or postponement of an annual or special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. For purposes of the foregoing, “public disclosure” means the disclosure in a press release reported by the PR Newswire, Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding anything in the immediately preceding paragraph to the contrary, if the number of directors to be elected at an annual meeting to the board of directors is increased by the board of directors and if there is no public announcement by the corporation of such increase at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th ) day following the day on which such public announcement is first made by the corporation.

To be in proper form, a stockholder’s notice (with respect to either business or nominations, and at either an annual or special meeting of stockholders) to the secretary shall set forth:

(i)the name and address of the stockholder who intends to make the nominations or propose the business and any Stockholder Associated Person;

(ii)if with respect to business to be proposed, a brief description of the proposal desired to be brought before the stockholder meeting, including the complete text of any resolutions intended to be submitted at the annual meeting and the reasons for conducting such business at the annual meeting, and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment;

(iii)a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iv)the class and number of shares of the corporation’s stock which are, directly or indirectly, held of record or beneficially owned by the stockholder on the date of such stockholder’s notice and by any Stockholder Associated Person on the date of such stockholder’s notice, the dates on which such stockholder or Stockholder Associated Person acquired such securities and documentary evidence of such record or beneficial ownership, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for voting at the meeting of the class and number of shares of the Corporation owned beneficially and of record by the stockholder and any Stockholder Associated Person as of the record date for voting at the meeting;

(v)any interest of the stockholder or any Stockholder Associated Person in such proposal or nomination;
(vi)a list of all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the corporation, in each case, directly or indirectly held of record or beneficially owned by such stockholder or any Stockholder Associated Person and each other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, in each case, regardless of whether (A) such interest conveys any voting rights in such security to such stockholder or Stockholder Associated Person, (B) such interest is required to be, or is capable of being, settled through delivery of such security or (C) such person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause being a “Derivative Interest”), including a description of any proportionate interest in shares of the corporation or Derivative Interests held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(vii)the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (A) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the corporation) or disposing of any shares of capital stock of the corporation, (B) to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (C) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the corporation or any business proposed by the stockholder or (D) otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this clause being a “Voting Agreement”);

(viii)details of all other material interests of each stockholder or any Stockholder Associated Person in such proposal or any security of the corporation (including, without limitation, any rights to dividends or performance related fees based on any increase or decrease in the value of such security or Derivative Interests held by each stockholder, Stockholder Associated Person, or members of such stockholder’s or Stockholder Associated Person’s immediate family sharing the same household) (collectively, “Other Interests”);
(ix)a description of any significant equity interests or any Derivative Interests or Other Interests in any principal competitor of the corporation held by such stockholder or Stockholder Associated Person and a description of any direct or indirect interest of such stockholder or Stockholder Associated Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) (collectively, “Competitor Interests”);

(x)a description of all economic terms of all such Derivative Interests, Voting Agreements, Other Interests or Competitor Interests and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Agreement, Other Interest, or Competitor Interest;

(xi)a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the corporation or any Derivative Interests, Voting Agreements, Other Interests or Competitor Interests within the six month period prior to the date of the notice and, with respect to the foregoing information regarding the ownership interests of the stockholder and any Stockholder Associated Person in sub-sections (vi) – (xi), a representation that such information shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for voting at the meeting to disclose such interests as of such record date;
(xii)such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

(xiii)if applicable, the consent of each nominee to serve as director of the corporation if so elected.

“Stockholder Associated Person” of any stockholder means (a) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (b) any affiliates or associates of such stockholder or any beneficial owner described in clause (a); and (c) each other person with whom any of the persons described in the foregoing clauses (a) and (b) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.5) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director; and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading and governance policies and guidelines of the corporation. The corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the corporation (i) to determine the eligibility of such proposed nominee to serve as a director of the corporation, including with respect to qualifications established by any committee of the board of directors, (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly- disclosed corporate governance guideline or committee charter of the corporation, and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

The chair of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5; provided however, that any references in this Section 2.5 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of preferred stock if and to the extent provided for under law, the certificate of incorporation, or these bylaws. Notwithstanding any provisions to the contrary, the notice requirements set forth in this Section 2.5 shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

2.6MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE.
Written notice of any meeting of stockholders shall be given either personally or by mail or electronic transmission. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder appearing on the books of the corporation. The corporation may provide stockholders with notice of a meeting by electronic transmission as permitted by law.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary, the transfer agent or any other agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

2.7QUORUM; REQUIRED VOTE.
The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chair of the meeting or (b) the holders of shares of stock with a majority in voting power, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.8 of these bylaws.

Unless otherwise provided in the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares of stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. All other questions presented to the stockholders at a meeting shall be decided by the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy and entitled to vote on such matter unless the question is one upon which, by express provision of the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, a different or minimum vote is required, in which case such express provision shall govern and control the decision of the question. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.8ADJOURNED MEETING: NOTICE.

When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote in person or by proxy for each share of capital stock that is registered in the name of such stockholder on the record date, and stockholders shall not be entitled to cumulate their votes in the election of directors of with respect to any matter submitted to a vote of the stockholders.

2.10WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

2.11RECORD DATE FOR STOCKHOLDER NOTICE: ANNUAL OR SPECIAL MEETING.

For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

The record date for any other purpose shall be as provided in Section 9.1 of these bylaws.

2.12PROXIES.

Every stockholder entitled to vote in the election of directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

2.13ORGANIZATION.
The chief executive officer, or in the event the chief executive officer is absent or disabled or no person is then currently serving in such office; the president, or in the event the chief executive officer and the president are absent or disabled or no person is then currently serving in such offices; the chair of the board, or in the event the chief executive officer, president, and chair of the board are absent or disabled or no person is then currently serving in such offices; one of the corporation’s vice presidents shall call the meeting of the stockholders to order and shall act as chair of the meeting. In the event the chief executive officer, the president, the chair of the board, and all of the vice presidents are absent or disabled or no person is then currently serving in such offices, the stockholders shall appoint a chair for such meeting. The chair of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the event the secretary is absent or disabled or no person is then currently serving in such office, the chair of the meeting may appoint any person to act as secretary of the meeting.

2.14LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the principal place of business of the corporation, or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.15PROXY ACCESS
(a)Inclusion of Stockholder Nominee in Proxy Statement. Subject to the provisions of this Section 2.15, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 2.15 (each a “Stockholder Nominee”) provided:

(i) timely written notice of such Stockholder Nominee satisfying this Section 2.15 (“Notice”) is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the Notice is delivered, satisfy the ownership and other requirements of this Section 2.15 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”);

(ii)the Eligible Stockholder expressly elects in writing at the time of providing the Notice to have its Stockholder Nominee included in the Corporation’s proxy statement pursuant to this Section 2.15; and

(iii)the Eligible Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 2.15.

(b)Timely Notice. To be timely, the Notice must be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not less than one hundred twenty (120) days and not later than one hundred fifty (150) days in advance of the first anniversary date of the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not less than one hundred twenty (120) days nor more than one hundred twenty (150) days prior to such annual meeting date or, if the public disclosure of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public disclosure of the date of such meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice.

(c)Information to be Included in Proxy Statement. In addition to including the name of the Stockholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation shall also include (collectively, the “Required Information”):
(i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and

(ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee, which must be provided at the same time as the Notice for inclusion in the Corporation’s proxy statement for the annual meeting (a “Statement”).

Notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation, or listing standard. Additionally, nothing in this Section 2.15 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee.

(d)Stockholder Nominee Limits. The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 2.15 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to a meeting of stockholders shall not exceed the greater of: (x) two or (y) 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 2.15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that:

(i) in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced; and

(ii) any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive a number of votes cast in favor of their election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Stockholder Nominee’s election shall be ineligible to be included in the Corporation’s proxy statement as a Stockholder Nominee pursuant to this Section 2.15 for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election.

In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 exceeds the Permitted Number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (from greatest to least) of voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e)Eligibility of Nominating Stockholder; Stockholder Groups. An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the outstanding shares of the Corporation entitled to vote in the election of directors (the “Required Shares”) as of both the date the Notice is delivered to or received by the Corporation in accordance with this Section 2.15 and the record date for determining stockholders entitled to vote at the meeting. For purposes of satisfying the ownership requirement under this Section 2.15, the voting power represented by the shares of the Corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that:

(i) the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20; and

(ii) each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years.

Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 2.15 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 2.15(e). With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.15.
(f)Funds. A group of two or more funds shall be treated as one stockholder or person for this Section 2.15 provided that the other terms and conditions in this Section 2.15 are met (including Section 2.15(h)) and the funds are:

(i)under common management and investment control;

(ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control); or

(iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(g)Ownership. For purposes of this Section 2.15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both:
(i)the full voting and investment rights pertaining to the shares; and

(ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(A)sold by such person or any of its affiliates in any transaction that has not been settled or closed,

(B)borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or

(C)subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares; and/or (2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on five or fewer business days’ notice. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 2.15, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(h)Nomination Notice and Other Eligible Stockholder Deliverables. An Eligible Stockholder must provide with its Notice the following information in writing to the secretary of the Corporation:

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three- year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide:

(A)within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, and

(B)immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders;

(ii) the Eligible Stockholder’s representation and agreement that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.15):

(A)intends to continue to satisfy the eligibility requirements described in this Section 2.15 through the date of the annual meeting,

(B)acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent,

(C)has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.15,

(D)has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee,

(E)will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation,

(F)has provided and will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading,

(G)agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation,

(H)agrees to indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.15,

(I)will file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and

(J)will comply with all other applicable laws, rules, regulations, and listing standards with respect to any solicitation in connection with the meeting;

(iii)the written consent of each Stockholder Nominee to be named in the Corporation’s proxy statement, and form of proxy and ballot, as a nominee and, if elected, to serve as a director;

(iv)a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(v)in the case of a nomination by a group of stockholders that together is an Eligible Stockholder:

(A)documentation satisfactory to the Corporation demonstrating that a group of funds qualifies pursuant to the criteria set forth in Section 2.15(f) to be treated as one stockholder or person for purposes of this Section 2.15, and

(B)the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(vi) if desired, a Statement.

(i)Stockholder Nominee Agreement. Each Stockholder Nominee must:

(i)provide within five business days of the Corporation’s request an executed agreement, in a form deemed satisfactory to the Corporation, providing the following representations:

(A)the Stockholder Nominee has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines, Corporate Code of Conduct, Related Party Transactions Policy, Insider Trading and Confidentiality Policy, Electronic Device and Communication Policy for the Board of Directors, and any other of the Corporation’s policies or guidelines applicable to directors,

(B)the Stockholder Nominee is not and will not become a party to: (1) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation; or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and

(C)the Stockholder Nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination for director or service as a director that has not been disclosed to the Corporation;

(ii)complete, sign, and submit all questionnaires required of the Corporation’s Board of Directors within five business days of receipt of each such questionnaire from the Corporation and consent to and cooperate with a background screening conducted by a background screening company selected by the Corporation; and

(iii)provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Stockholder Nominee meets the requirements of this Section 2.15 or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether:

(A)such Stockholder Nominee is independent under the independence requirements, including the committee independence requirements set forth in the listing standards of the stock exchange on which shares of the Corporation’s capital stock are listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (the “Independence Standards”),

(B)such Stockholder Nominee has any direct or indirect relationship with the Corporation that has not been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, and

(C)such Stockholder Nominee is not and has not been subject to: (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(j)Eligible Stockholder/Stockholder Nominee Undertaking. In the event that any information or communications provided by the Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation in writing of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. Notwithstanding the foregoing, the provision of any such notification pursuant to the preceding sentence shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.15.

(k)Exceptions Permitting Exclusion of Stockholder Nominee. The Corporation shall not be required to include pursuant to this Section 2.15 a Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation):

(i) if the Eligible Stockholder who has nominated such Stockholder Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this Section 2.15, or has or is engaged in, or has been or is a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee;

(ii)if the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for directors in Section 2.5 of these by-laws;

(iii) who is not independent under the Independence Standards;

(iv)whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these bylaws, the Corporation’s Certificate of Incorporation, Corporate Governance Guidelines, Corporate Code of Conduct, or other document setting forth qualifications for directors, the listing standards of the stock exchange on which shares of the Corporation’s capital stock is listed, or any applicable state or federal law, rule, or regulation;

(v)if the Stockholder Nominee is or becomes a party to any undisclosed Voting Commitment;

(vi)if the Stockholder Nominee is or becomes a party to any undisclosed Compensation Arrangement;

(vii)who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(viii)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(ix)who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act;

(x)if the Stockholder Nominee or the applicable Eligible Stockholder provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 2.15;

(xi)if the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 2.15 or the Nominating Stockholder withdraws its nomination prior to the annual meeting of stockholders;

(xii)if the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.15 at one of the Corporation’s two preceding annual meetings of stockholders and (i) its nomination was withdrawn, (ii) such Nominee became ineligible to serve as a Nominee or as a Director, or (iii) such Nominee received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee; or

(xiii)if the Nominating Stockholder fails to continue to satisfy the eligibility requirements described in Section 2.15(e).

(l)Invalidity. The Board of Directors (and any other person or body authorized by the Board of Directors) acting in good faith shall have the power and duty to determine whether a nomination was made in accordance with the procedures and other requirements set forth in this Section 2.15 and whether inclusion of the Required Information in the Company’s proxy statement is consistent with applicable laws, rules, regulations and listing standards, and any such determination shall be binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation; and the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder if:

(i) the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 2.15, as determined by the Board of Directors or, if any determination must be made at the annual meeting of stockholders, as determined by the chair of the meeting acting in good faith; or

(ii)the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 2.15.

ARTICLE III
DIRECTORS

3.1POWERS.
Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2NUMBER OF DIRECTORS.
The number of directors shall be fixed by a duly adopted resolution of the board of directors. The board of directors may increase or decrease the number of directors constituting the board of directors upon the approval of a majority of the directors then in office. The number of directors so determined shall be the authorized number of directors of the corporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3ELECTION AND TERM OF OFFICE OF DIRECTORS.
Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.4RESIGNATION AND VACANCIES.
Any director may resign effective on giving written notice to the chair of the board, the chief executive officer, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

All vacancies in the board of directors and newly created directorships resulting from an increase in the number of directors constituting the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

3.5PLACE OF MEETINGS; MEETINGS BY TELEPHONE.
Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board of directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Any meeting, regular or special, may be held by videoconference, conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting, except where a director participates in the meeting for the express purpose of objecting to the transaction of business on the ground that the meeting is not lawfully called or convened.

3.6REGULAR MEETINGS.

Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held the next succeeding full business day.

3.7SPECIAL MEETINGS: NOTICE.

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chair of the board, the chief executive officer, the president, any vice president, the secretary or any two directors.
Notice of the time and place of special meetings shall be delivered personally, by electronic transmission or telephone to each director or sent by first-class mail, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally, or by electronic transmission or telephone, it shall be delivered personally, by electronic transmission or telephone at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.8QUORUM.
A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and other applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9WAIVER OF NOTICE.

Notice of a meeting need not be given to any director (a) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (b) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

3.10ADJOURNMENT.
A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place, if any.
3.11NOTICE OF ADJOURNMENT.

Notice of the time and place, if any, and the means of remote communication, if any, of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place, if any, and the means of remote communication, if any, of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

3.12BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent to such action in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

3.13FEES AND COMPENSATION OF DIRECTORS.

Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.14CHAIR OF THE BOARD.

The board of directors may appoint a director as chair of the board, which position shall be a board position only and not an officer position unless the board of directors also determines that such position shall also be an officer position having the powers and duties set forth in Section 5.6. If elected, the chair of the board shall preside at meetings of the board of directors and have such powers and duties as designated in these bylaws and as the board of directors may otherwise determine, other than those attributed to the chair of the board exclusively under Article V.

ARTICLE IV
COMMITTEES

4.1COMMITTEES OF DIRECTORS.
The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the fullest extent permitted by applicable law and to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors.

4.2MEETINGS AND ACTION OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section 3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

4.3COMMITTEE MINUTES.
Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

ARTICLE V
OFFICERS
5.1OFFICERS.

The officers of the corporation shall be a chief executive officer, a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chair of the board, one or more vice presidents, one or more assistant secretaries, and such other officers as may be appointed at the discretion of the board of directors, including those appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person. Except as may be required pursuant to any stock ownership requirements adopted by the board or any of its committees, none of the officers need be a stockholder of the corporation. None of the officers need be a director of the corporation or a resident of the State of Delaware.

5.2ELECTION OF OFFICERS.
The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board of directors, without prejudice to the rights, if any, of an officer under any contract of employment approved by the board of directors.

5.3OTHER OFFICERS.

The board of directors may appoint, or may empower the chief executive officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors or, if empowered by the board of directors, as the chief executive officer, may from time to time determine.

5.4REMOVAL AND RESIGNATION OF OFFICERS.

Without prejudice to the rights, if any, of an officer under any contract of employment approved by the board of directors, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board of directors or, except in case of an officer appointed by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5VACANCIES IN OFFICES.
A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

5.6CHAIR OF THE BOARD.
The chair of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the board of directors or as may be prescribed by these bylaws. If there is no chief executive officer or president, then the chair of the board shall also have the authority of the chief executive officer and the president of the corporation with the powers and duties prescribed in Section 5.7 of these bylaws. Only one person may hold the title of chair of the board at a time, whether it is the director designated as such only as a board position under Section 3.14 or the director also designated as an officer under this Section 5.6.

5.7CHIEF EXECUTIVE OFFICER AND PRESIDENT.
Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board, if there be such an officer, the chief executive officer shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. The chief executive officer shall preside at all meetings of the stockholders and, in the event the chair of the board is absent or disabled or no person is then currently serving in such office, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. The person serving as chief executive officer shall also be the president of the corporation if no other person is then currently serving in such office.

Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board and subject to the supervision, direction and control of the chief executive officer, if there be such an officer, the president shall have general supervision, direction, and control of the business and the officers of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.
5.8VICE PRESIDENTS.

In the event the chief executive officer and the president are absent or disabled or no person is then currently serving in such offices, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, one or more vice presidents designated by the board of directors, shall perform all the duties of the chief executive officer and the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer and the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the chief executive officer or the president, subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board.

5.9SECRETARY.

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board of directors, committees of the board of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at meetings of the board of directors or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.10CHIEF FINANCIAL OFFICER.
The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer, president, and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

ARTICLE VI
FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws (as either may be amended from time to time) or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, a state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VI. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions. The existence of any prior consent by the Corporation to the selection of an alternative forum shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article VI with respect to any current or future actions or claims.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

7.1INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 7.1, a “director” or “officer” of the corporation shall mean any person (a) who is or was a director or officer of the corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the corporation.
The corporation shall pay the expenses (including attorney’s fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Section 7.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 7.1 or otherwise.

The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation’s certificate of incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

7.2INDEMNIFICATION OF OTHERS.
The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 7.2, an “employee” or “agent” of the corporation (other than a director or officer) shall mean any person (a) who is or was an employee or agent of the corporation, (b) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

7.3INSURANCE.
The corporation may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

ARTICLE VIII
RECORDS AND REPORTS

8.1MAINTENANCE AND INSPECTION OF RECORDS.
The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records of its business and properties.
Any stockholder, upon compliance with the conditions set forth in and to the extent authorized by the provisions of the General Corporation Law of Delaware, shall have the right to inspect such books and records.

8.2INSPECTION BY DIRECTORS.
Any director shall have the right to examine (and to make copies of) the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

8.3REPRESENTATION OF SHARES OF OTHER CORPORATIONS.
Unless determined by the board of directors, the chair of the board, if any, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of this corporation, and any other person authorized by the board of directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

8.4CERTIFICATION AND INSPECTION OF BYLAWS.

The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation’s principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.

ARTICLE IX
GENERAL MATTERS

9.1RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of Delaware.

If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the applicable resolution.

9.2FISCAL YEAR.

The fiscal year of the corporation shall be determined from time to time by resolution of the board of directors.

9.3CHECKS: DRAFTS: EVIDENCES OF INDEBTEDNESS.
From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

9.4CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED.
The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.5STOCK CERTIFICATES, TRANSFER.
The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chair or vice-chair of the board of directors, or the chief executive officer, the president or a vice-president, and by the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; and the number of shares for which it is issued. Such certificates may also include a conspicuous notice of restrictions upon transfer or registration of transfer, if any, or any other legend that may be required or advisable under applicable law, contract, or otherwise.

Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

9.6LOST CERTIFICATES.
Except as provided in this Section 9.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board of directors may require; the board of directors may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

9.7TRANSFER AGENTS AND REGISTRARS.
The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate. The stock record books and the blank stock certificate books shall be kept by the secretary or at the office of such transfer agent or transfer agents as the board of directors may from time to time by resolution determine.
9.8ELECTRONIC TRANSMISSION.

When used in these bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the General Corporation Law of Delaware, including without limitation any telegram cablegram, facsimile transmission and communication by electronic mail.

9.9CONSTRUCTION: DEFINITIONS.
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE X
AMENDMENTS

The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote or by the board of directors of the corporation. The fact that such power has been so conferred upon the board of directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.